EXHIBIT 1



      The following persons may be deemed members of a group filing this Amendment No. 1 to Schedule 13G under Rule 13d-1(c):

            USN College Marketing, L.P.
            USN College Marketing, Inc.
            Mortimer B. Zuckerman
            MBZ Trust of 1996
            Edward H. Linde
            Fred Drasner














                               Page 13 of 14 pages